UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2007

U.S. DRY CLEANING CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 E. Tahquitz Canyon, Suite 203 Palm Springs, CA 92262
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 322-7447

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-reliance on previously issued financial statements or a related audit report or completed interim review.

(a) On February 12, 2007, the Board of Directors, acting on a recommendation from the Company’s management, determined that the Company’s consolidated balance sheet of the Company as of September 30, 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended September 30, 2006 and for the period from July 19, 2005 (Inception) to September 30, 2005, previously filed with the SEC on Form 10-KSB on November 30, 2006, should no longer be relied upon. On February 15, 2007, the Company amended its Form 10-KSB for the year ended September 30, 2006 and restated these financial statements to correct the accounting errors described below:

•
Management determined that the Company should have used $0.34 per share as the fair market value of its common stock. Such determination of fair value is based on the only common stock transaction during the period from July 19, 2005 (Inception) through September 30, 2006 that involved an independent third party negotiation of the common stock value, as the Company’s common stock (of the post-merger entity) has not yet been listed on a national exchange or quoted on a national quotation system (OTC Bulletin Board). Using a common stock price of $0.34 per share, the relative fair value of the proceeds attributable to the common stock issued with the convertible notes payable discussed in Note 5 under the caption “Debt Discounts and Extinguishment” was recalculated to be approximately $2,918,000 as compared to approximately $448,000 that was previously reported.

•
As a result of the change of the fair value of the Company’s common stock discussed above, management determined that the change in the conversion price of the Company’s remaining outstanding notes discussed in Note 5 under the caption “Debt Discounts and Extinguishment” resulted in debt extinguishment and, accordingly, expensed the entire remaining unamortized balance of debt discount approximating $1,751,000 as loss on extinguishment of debt in the accompanying statements of operations.

•
As a result of the change of the fair value of the Company’s common stock discussed above, the estimated value of certain of the Company’s common stock that was issued to employees as employee awards was changed to be approximately $90,000 as compared to approximately $36,000 that was previously reported for the year ended September 30, 2006, and was changed to be approximately $220,000 as compared to approximately $76,000 that was previously reported for the period from July 19, 2005 (Inception) through September 30, 2005.

The Company’s management and its Board of Directors reached their conclusions in consultation and with the concurrence of the Company’s independent registered public accounting firm, Squar, Milner, Peterson, Miranda & Williamson, LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. DRY CLEANING CORPORATION

Date: February 15, 2007	By:	/s/ Robert Y. Lee

Robert Y. Lee Chief Executive Officer